Exhibit 32
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Corporate Property Associates 16 – Global Incorporated on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Corporate Property Associates 16 – Global Incorporated, does hereby certify, to the best of such officer’s knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Corporate Property Associates 16 – Global Incorporated.
Date 11/14/2008

/s/ Gordon F. DuGan

Gordon F. DuGan
Chief Executive Officer
Date 11/14/2008

/s/ Mark J. DeCesaris

Mark J. DeCesaris
acting Chief Financial Officer
The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Corporate Property Associates 16 – Global Incorporated or the certifying officers.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Corporate Property Associates 16 – Global Incorporated and will be retained by Corporate Property Associates 16 – Global Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.